UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

GLOBAL PARI-MUTUEL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32509	88-0396452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 810, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 338-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Global-Pari-Mutuel Services, Inc., a Nevada corporation (the “Company”), announced today that it received notice from Bendigo Partners LLC (“Bendigo”) of a material breach by the Company of the Consulting Agreement, dated as of December 7, 2010, by and between the Company and Bendigo (the “Consulting Agreement”), as a result of the Company’s failure to pay Bendigo its $250,000 monthly fee under the Consulting Agreement on each of May 1, 2011 and June 1, 2011.  Bendigo may, but is not required to, terminate the Consulting Agreement 30 days following the Company’s receipt of the notice in the event that the breach remains uncured.

Bendigo also indicated in its notice that it will continue to provide its services to the Company and assist the Company in its efforts to secure financing to enable it to continue the development of its new product and the operation of its business.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2011	GLOBAL PARI-MUTUEL SERVICES, INC.

	By:	/s/ R. Jarrett Lilien
		Name:	R. Jarrett Lilien
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 16, 2011.